EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	Ownership Percentage	Jurisdiction of Organization
Alnylam U.S., Inc.	100%	Delaware
Alnylam U.S. Holdings, Inc.	100%	Delaware
Alnylam UK Holdings Ltd.	100%	United Kingdom
Alnylam Securities Corporation	100%	Massachusetts
Sirna Therapeutics, Inc.	100%	Delaware
Alnylam Argentina SRL	95%	Argentina
Alnylam Australia Pty Ltd.	100%	Australia
Alnylam Austria GmbH	100%	Austria
Alnylam Belgium SPRL/BVBA	100%	Belgium
Alnylam Brasil Farmaceutica Ltda.	99%	Brazil
Alnylam (Bermuda) Ltd.	100%	Bermuda
Alnylam Canada ULC	100%	Canada
Alnylam Czech s.r.o.,	100%	Czech Republic
Alnylam France SAS	100%	France
Alnylam Europe AG	100%	Germany
Alnylam Germany GmbH	100%	Germany
Alnylam Italy Srl	100%	Italy
Alnylam Japan KK	100%	Japan
Alnylam Netherlands BV	100%	Netherlands
Alnylam Pharmaceuticals Spain SL	100%	Spain
Alnylam Sweden AB	100%	Sweden
Alnylam Switzerland GmbH	100%	Switzerland
Alnylam Taiwan Co. Ltd.	100%	Taiwan
ALNYPT Unipessoal LDA	100%	Portugal
Alnylam UK Ltd.	100%	United Kingdom